UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - AUGUST 8, 2011

CYBER SUPPLY INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

151-1201 LaRose Ave.
Toronto, Ontario
Canada M9P 1B3
(Address of principal executive offices)

(866) 534-5869
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01       Entry into a Material Definitive Agreement.

On August 8, 2011, Cyber Supply Inc. (the "Company") borrowed $100,000 from ENEX Group Management SA and entered into a Promissory Note in connection with this loan. The funds borrowed shall be unsecured general obligations, shall accrued interest at a rate of three percent (3%) and shall be due and payable within thirty (30) days of demand.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of
                        Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Maria Shostak as an Officer of Cyber Supply Inc.

Maria Shostak has resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of August 8, 2011. Ms. Shostak shall remain as a director of the Company. Ms. Shostak has not expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Sebastien Koechli as President, Chief Executive Officer and Director of Cyber Supply Inc.

Mr. Sebastien Koechli has been appointed as a member of the Board of Directors of the Company, and as the Company's President and Chief Executive Officer.

Mr. Koechli has over 12 years of experience in private equity, banking and multinational environments. Since June 2006, Mr. Koechli has served as Managing Director of ENEX Group Management SA, an investment company based in Switzerland. Mr. Koechli has led acquisitions of equity participations and investments in multiple markets and industries including aviation, telecom, food, cosmetics, renewable energies and natural resources. Mr. Koechli supervised debt and equity financing and has been involved in the listing of companies on NYSE-Euronext and the Swiss Stock Exchange. Mr. Koechli has also served on various Boards of Directors. Prior to that, Mr. Koechli served as Deputy Head of Securities at EFG Bank, Head of Arbitrage at Bank Edouard Constant and Mergers and Acquisitions consultant at Nestlé International's head office.

Mr. Koechli's compensation has not yet been determined by the Company.

Appointment of Romain Gay-Crosier as Treasurer and Chief Financial Officer of Cyber Supply Inc.

Mr. Romain Gay-Crosier has been appointed as the Company's Treasurer and Chief Financial Officer.

Mr. Gay-Crosier has over five years of experience in controlling and reporting divisions of family offices and investment companies. In September 2007, he joined Enex Group Management SA, an investment company based in Switzerland. Acting as financial controller, Mr. Gay-Crosier has been involved in multiple projects in areas such as aviation, telecom, food, cosmetics, renewable energies and natural resources. Since September 2010, he has been in charge of the reporting processes to the Board of Directors. He also serves as treasurer of Enex Group Management SA and its affiliated companies. Mr. Gay-Crosier holds a degree in management from HES-SO, School of Business.

Mr. Gay-Crosier's compensation has not yet been determined by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CYBER SUPPLY INC. By: /s/ Sebastien Koechli
Name: Sebastien Koechli Title: President

Date: August 9, 2011